Exhibit 99.2

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is entered into as of December 1, 2020 by and among:

1.	Champion Distance Education Investments Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands (“Parent”);

2.	China Distance Education Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Company”) (solely with respect to Section 5.6 and Section 5.9);

3.	each person listed in the column titled “Supporting Shareholder” in Schedule A attached hereto (each, a “Supporting Shareholder”); and

4.	each person listed in the column titled “Beneficial Owner” in Schedule A attached hereto (each, a “Beneficial Owner”).

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

With respect to each Supporting Shareholder, the Beneficial Owner set forth opposite its or his name on Schedule A hereto shall be referred to as its or his “Relevant Beneficial Owner”. With respect to each Beneficial Owner, the Supporting Shareholder(s) set forth opposite its or his name on Schedule A hereto shall be referred to as its or his “Relevant Supporting Shareholder(s)”.

RECITALS

WHEREAS, Parent, China Distance Learning Investments Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, have, concurrently with the execution of this Agreement, entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, on the date hereof, each of the Beneficial Owners, Parent and Merger Sub and certain other Sponsors entered into an Interim Investors Agreement (as may be amended, supplemented or otherwise modified from time to time, the “Interim Investors Agreement”), which governs certain actions of the parties thereto with respect to the Merger Agreement, this Support Agreement, the Equity Commitment Letters, the Limited Guarantees and certain other matters;

WHEREAS, as of the date hereof, each Beneficial Owner is the “beneficial” owner (the term “beneficial” or “beneficially” or like expression shall have such meanings as defined under Rule 13d-3 of the Exchange Act) of certain ordinary shares, par value US$0.0001 of the Company (“Shares”) (including Shares represented by ADSs) as set forth in the column titled “Owned Shares” opposite the names of its or his Relevant Supporting Shareholder(s) on Schedule A hereto (the “Owned Shares”). With respect to each Supporting Shareholder, the Owned Shares, together with any other Shares and securities of the Company owned (whether beneficially or of record) by it or him as of the date hereof or acquired (whether beneficially or of record) by it or him after the date hereof and prior to the earlier of the Closing and the termination of all of its or his obligations under this Agreement, including, without limitation, any Shares (including Shares represented by ADSs) or securities of the Company acquired by means of purchase, dividend or distribution, or issued upon the exercise or settlement of any Company Options, Company Restricted Share Awards, or warrants or the conversion of any convertible securities or otherwise, shall be collectively referred to herein as its or his “Securities”. With respect to each Beneficial Owner, the Securities owned (whether beneficially or of record) by it or him and by all of its or his Relevant Supporting Shareholder(s) shall be collectively referred to herein as its or his “Securities”.

WHEREAS, in connection with the consummation of the Merger, (a) each Supporting Shareholder agrees to (i) the cancellation of the Shares (including Shares represented by ADSs) as set forth in the column titled “Rollover Shares” opposite such Supporting Shareholder’s name on Schedule A hereto (the “Rollover Shares”) for no cash consideration, and (ii) subscribe for or otherwise receive newly issued Parent Shares (as defined below) at or immediately prior to the Closing, and (b) each Supporting Shareholder and Beneficial Owner agrees to vote the Securities at the Shareholders’ Meeting in favor of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and take any and all other actions in furtherance of the transactions contemplated by the Merger Agreement, in each case upon the terms and conditions set forth herein; and

WHEREAS, in order to induce Parent and Merger Sub to enter into the Merger Agreement and consummate the transactions contemplated thereby, including the Merger, the Supporting Shareholders and the Beneficial Owners are entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Voting

Section 1.1 Voting. From and after the date hereof until the Expiration Time (as defined below), each of the Supporting Shareholders and the Beneficial Owners (solely in its or his capacity as Beneficial Owner of its or his Securities) irrevocably and unconditionally agrees that at the Shareholders’ Meeting or any other annual or extraordinary general meeting of the shareholders of the Company, however called, at which any of the matters described in paragraphs (a) – (f) hereof is to be considered (and any adjournment or postponement thereof), it or he shall (i) appear or cause its or his representative(s) to appear at such meeting or otherwise cause its or his Securities to be counted as present thereat for purposes of determining whether a quorum is present, and (ii) vote or cause to be voted (including by proxy, if applicable) all of its or his Securities:

(a)       for the authorization and approval of the Merger Agreement, the Merger, Plan of Merger and the other transactions contemplated by the Merger Agreement;

(b)       against any Acquisition Proposal or any other transaction, proposal, agreement or action made in opposition to authorization and approval of the Merger Agreement or in competition or inconsistent with the transactions contemplated by the Merger Agreement, including the Merger;

(c)       against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect any of the transactions contemplated by the Merger Agreement, including the Merger, or this Agreement or the performance by it or him of its or his obligations under this Agreement, including without limitation, (i) any extraordinary corporate transaction, such as a scheme of arrangement, merger, consideration or other business combination involving the Company or any of its subsidiaries (other than the Merger); (ii) a sale, lease or transfer of any material assets of the Company or any of its subsidiaries or a reorganization, recapitalization or liquidation of the Company or any of its subsidiaries; (iii) any material change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s memorandum or articles of association, except if approved in writing by Parent; or (iv) any other action that would require the consent of Parent pursuant to the Merger Agreement, except if approved in writing by Parent;

(d)       against any action, proposal, transaction or agreement that could reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of it or him contained in this Agreement or otherwise reasonably requested by Parent in order to consummate the transactions contemplated by the Merger Agreement, including the Merger;

(e)       in favor of any other matter necessary to effect the transactions contemplated by the Merger Agreement, including the Merger; and

(f)       in favor of any adjournment or postponement of the Shareholders’ Meeting or other annual or extraordinary general meeting of the shareholders of the Company, however called, at which any of the matters described in paragraphs (a) – (e) in this Section 1.1 is to be considered (and any adjournment or postponement thereof) as may be reasonably requested by Parent.

Section 1.2 Restrictions on Transfers. Except as provided for in Article II below or pursuant to the Merger Agreement, each of the Supporting Shareholders and the Beneficial Owners hereby agrees that, from the date hereof until the Expiration Time (as defined below), such person shall not, and shall cause its or his Affiliates not to, directly or indirectly:

(a)       offer for sale, sell, transfer, assign, tender in any tender or exchange offer, pledge, grant, encumber, hypothecate or similarly dispose of (by merger,

testamentary disposition, operation of Law or otherwise) (collectively, “Transfer”), or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of any of its or his Securities or any interest therein, including, without limitation, any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, collar transaction or any other similar transaction (including any option with respect to any such transaction) or combination of any such transactions, in each case involving any of its or his Securities which (x) has, or could reasonably be expected to have, the effect of reducing or limiting such person’s economic interest in such Securities and/or (y) with respect to its or his Securities, grants a third party the right to vote or direct the voting of such Securities;

(b)       deposit any of its or his Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement;

(c)       convert or exchange, or take any action which would result in the conversion or exchange of, any of its or his Securities;

(d)       knowingly take any action that would make any representation or warranty of such person set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling, or delaying such persons from performing any of its or his obligations under this Agreement; or

(e)       agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a) – (d).

Section 1.3 Acquisition of Shares.

(a)       The parties acknowledge that, prior to the Closing, Mr. Zhengdong Zhu and Ms. Baohong Yin (the “Founders”) or their Affiliates may acquire additional Shares from other directors or employees of the Company (or resulting from the exercise of Company Options acquired from such persons). For so long as such acquisition is not prohibited by applicable Laws and otherwise would not adversely affect the transactions contemplated under the Merger Agreement, such newly acquired Shares shall be deemed as “Rollover Shares” hereunder pursuant to Section 1.3(b) and Section 1.3(c) below.

(b)       In the event that such acquiring person described in Section 1.3(a) above is an existing Supporting Shareholder hereunder and subject to compliance with Section 1.3(a), Schedule A shall be updated to reflect the rollover of such Shares acquired by such acquiring person, and such Shares shall be deemed as “Rollover Shares” held by such acquiring person pursuant to the terms of this Agreement.

(c)       In the event that such acquiring person described in Section 1.3(a) above is not an existing Supporting Shareholder hereunder and subject to compliance with Section 1.3(a), (i) Schedule A shall be updated to reflect the rollover of such Shares acquired by such acquiring person, and (ii) the Founders shall procure such acquiring person to enter into an adherence agreement to this Agreement substantially in the form attached hereto as Schedule B, upon the execution of such adherence agreement, such Shares shall be deemed as “Rollover Shares” held by such acquiring person pursuant to the terms of this Agreement.

ARTICLE II
Cancellation; Subscription

Section 2.1 Cancellation. Subject to the terms and conditions set forth herein, (a) each Supporting Shareholder agrees that, at the Closing, all of its or his Rollover Shares (including those represented by ADSs) shall be cancelled at no cash consideration in connection with the Merger, and (b) other than its or his Rollover Shares, all equity securities of the Company held by any such Supporting Shareholder, if any, shall be treated as set forth in the Merger Agreement and not be affected by the provisions of this Agreement. Each Supporting Shareholder will take all actions necessary to cause the number of Rollover Shares (including those represented by ADSs) opposite such Supporting Shareholder’s name on Schedule A hereto to be treated as set forth herein.

Section 2.2 Issuance of Parent Shares. At or immediately prior to the Closing, in consideration for (a) the cancellation of the Rollover Shares (including those represented by ADSs) held by each Supporting Shareholder in accordance with Section 2.1, Parent shall issue to such Supporting Shareholder (or, if designated by such Supporting Shareholder in writing, an Affiliate of such Supporting Shareholder), the number of newly issued ordinary shares of Parent, par value US$0.0000005 per share (“Parent Shares”), as set forth in the column titled “Parent Shares” opposite such Supporting Shareholder’s name on Schedule A hereto. Each Supporting Shareholder hereby acknowledges and agrees that (i) delivery of the Parent Shares set forth opposite such Supporting Shareholder’s name on Schedule A hereto, shall constitute complete satisfaction of all obligations towards or sums due to such Supporting Shareholder by Parent and Merger Sub in respect of the Rollover Shares (including those represented by ADSs) held by such Supporting Shareholder and cancelled at the Closing as contemplated by Section 2.1 above, and (ii) such Supporting Shareholder shall have no right to any Merger Consideration in respect of the Rollover Shares (including those represented by ADSs) held by such Supporting Shareholder. No Parent Shares issued in connection with the Merger shall be issued at a lower price per share than the Parent Shares issued hereunder (it being understood that the Parent Shares issued hereunder are deemed to be issued at a price per share based on each Rollover Share having a value equal to the Per Share Merger Consideration).

Section 2.3 Rollover Closing. Subject to the satisfaction in full (or waiver, if permissible in accordance with the Interim Investors Agreement) of all of the conditions set forth in Sections 7.1 and 7.2 of the Merger Agreement (other than conditions that by their nature are to be satisfied or waived, as applicable, at the Closing), the closing of the subscription and issuance of Parent Shares contemplated hereby (the “Rollover Closing”) shall take place immediately prior to the Closing as contemplated by the Merger Agreement. For the avoidance of doubt, Schedule A sets forth opposite each Supporting Shareholder’s name the number of (i) Rollover Shares (including those represented by ADSs) of such Supporting Shareholder which shall be all the Shares owned by such Supporting Shareholder as of the date hereof (which may be further updated pursuant to Section 1.3), and (ii) Parent Shares to be issued to such Supporting Shareholder in connection with the cancellation contemplated by Section 2.1.

Section 2.4 Deposit of Rollover Shares. No later than one (1) Business Day prior to the Rollover Closing, each Supporting Shareholder and any agent of such Supporting Shareholder holding certificates evidencing any Rollover Shares (if applicable) shall deliver or cause to be delivered to Parent all certificates representing such Rollover Shares in such person’s possession, for disposition in accordance with the terms of this Agreement; such certificates and instruments shall be held by Parent or any agent authorized by Parent until the Rollover Closing. To the extent that any Rollover Shares of a Supporting Shareholder are held in street name or otherwise represented by ADSs, such Supporting Shareholder shall execute such instruments and take such other actions, in each case, as are reasonably requested by Parent to reflect or give effect to the cancellation of such Rollover Shares in accordance with this Agreement.

ARTICLE III
Representations, Warranties and Covenants of the Beneficial Owners and the Supporting Shareholders

Section 3.1 Representations and Warranties. Each of the Beneficial Owners and the Supporting Shareholders, severally and not jointly, represents and warrants to Parent that, as of the date hereof and as of the Rollover Closing:

(a)       such person has the requisite legal power and authority to execute and deliver this Agreement, to perform such person’s obligations hereunder and to consummate the transactions contemplated hereby;

(b)       this Agreement has been duly executed and delivered by such person and, if such person is not a natural person, the execution, delivery and performance of this Agreement by such person, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or similar action on the part of such person and no other corporate or similar actions or proceedings on the part of such person are necessary to authorize this Agreement or to consummate the transactions contemplated hereby;

(c)       assuming due authorization, execution and delivery by Parent, this Agreement constitutes a legal, valid and binding agreement of such person, enforceable against such person in accordance with its terms, except as enforcement may be limited by the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing;

(d)       such Supporting Shareholder

(i)       (x) is and, immediately prior to the Rollover Closing, will be the beneficial owner of, and has and, immediately prior to the Rollover Closing, will have good and valid title to, its or his Owned Shares, free and clear of Liens which have, or could have, the effect of preventing, impeding or interfering with or adversely affecting the performance by such Supporting Shareholder and its Relevant Beneficial Owner of its or his obligations under this Agreement, and (y) has and, as of the Rollover Closing will have, sole or shared (together with its or his Affiliates and/or its or his Relevant Beneficial Owner) voting power, power of disposition, and power to control dissenter’s rights, with respect to all of its or his Owned Shares, with no limitations, qualifications, or restrictions on such rights, in each case of the foregoing clauses (x) and (y), subject to applicable United States federal securities Laws,

Laws of the Cayman Islands, Laws of the PRC and the terms of this Agreement and the Interim Investors Agreement, and excluding any Lien which will be discharged on or prior to the Rollover Closing or as created by this Agreement;

(ii)       except as contemplated hereby, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which it or he is a party relating to the pledge, disposition or voting of any of its or his Owned Shares and its or his Owned Shares are not subject to any voting trust agreement or other Contract to which it or he or its or his Relevant Beneficial Owner is a party restricting or otherwise relating to the voting or Transfer of such Owned Shares, other than any Lien which will be discharged on or prior to the Closing, any restriction created by this Agreement or the voting power granted by it or him to its or his Relevant Beneficial Owner;

(iii)       it or he has not Transferred any interest in any of the Owned Shares other than any Lien which will be discharged on or prior to the Closing or as contemplated by this Agreement; and

(iv)       it or he has not appointed or granted any proxy or power of attorney that is still in effect with respect to any of its or his Owned Shares, except the voting power granted by it or him to its or his Relevant Beneficial Owner or as contemplated by this Agreement;

(e)       as of the date hereof, other than its or his Owned Shares, such person does not own, beneficially or of record, or have the right to acquire, any Owned Shares, securities of the Company, or any direct or indirect interest in any such securities (including by way of derivative securities);

(f)       except for the applicable requirements of the Exchange Act and Laws of the Cayman Islands, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of such person for the execution, deliver and performance of this Agreement by such person or the consummation by such person of the transactions contemplated hereby, and (ii) neither the execution, delivery or performance of this Agreement by person, nor the consummation by such person of the transactions contemplated hereby, nor compliance by such person with any of the provisions hereof shall (x), if such person is not a natural person, conflict with or violate any provision of the organizational documents of such person, (y) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on property or assets of such person pursuant to, any Contract to which such person is a party or by which such person or any property or asset of such person is bound or affected, in each case which have, or could have, the effect of preventing, impeding or interfering with or adversely affecting the performance by such person of its or his obligations under this Agreement, or (z) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such person or any of such person’s properties or assets;

(g)       on the date hereof, there is no Action pending against such person or, to the knowledge of such person, any other person or, to the knowledge of such person,

threatened against any such person or any other person that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by such person of its or his obligations under this Agreement;

(h)       such person has been afforded the opportunity to ask such questions as it or he has deemed necessary of, and to receive answers from, representatives of Parent concerning the terms and conditions of the transactions contemplated hereby and the merits and risks of owning Parent Shares and such person acknowledges that it or he has been advised to discuss with its or his own counsel the meaning and legal consequences of the representations and warranties of such person in this Agreement and the transactions contemplated hereby; and

(i)       such person understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such person’s execution, delivery and performance of this Agreement.

Section 3.2 Covenants. Each of the Beneficial Owners and the Supporting Shareholders, severally and not jointly:

(a)       agrees, prior to the Expiration Time, not to knowingly take any action that would make any representation or warranty of such person contained herein untrue or incorrect or have or could have the effect of preventing, impeding or interfering with or adversely affecting the performance by such person of its or his obligations under this Agreement;

(b)       irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such person may have with respect to such person’s Securities (including, without limitation, any rights under Section 238 of the Cayman Companies Law) prior to the Expiration Time;

(c)       agrees to permit the Company to publish and disclose in the Schedule 13E-3 and the Proxy Statement (including all documents filed with the SEC in accordance therewith), such person’s identity and beneficial ownership of Shares or other equity securities of the Company and the nature of such person’s commitments, arrangements and understandings under this Agreement, in each case, if Parent reasonably determines it is required by applicable Law or the SEC (or its staff);

(d)       agrees and covenants that such person shall promptly notify Parent of any new Shares and other securities of the Company with respect to which beneficial ownership is acquired by such person, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities of the Company after the date hereof; and

(e)       agrees further that, upon request of Parent, such person shall execute and deliver any additional documents, consents or instruments and take such further actions as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions of this Agreement.

ARTICLE IV
Termination

Section 4.1 This Agreement, and the obligations of a Supporting Shareholder or a Beneficial Owner hereunder shall terminate and be of no further force or effect immediately upon the first to occur of (a) the Closing, (b) the date of termination of the Merger Agreement in accordance with its terms, or (c) the written agreement of such Supporting Shareholder or its Relevant Beneficial Owner, on one hand, and Parent, on the other hand (such time, the “Expiration Time”); provided, that this Article IV and Article V shall survive any termination of this Agreement. Nothing in this Article IV shall relieve or otherwise limit any party’s liability for any breach of this Agreement prior to the termination of this Agreement. If for any reason the Merger fails to occur but the Rollover Closing contemplated by Article II has already taken place, then Parent shall promptly take all such actions as are necessary to restore each Supporting Shareholder to the position it was in with respect to ownership of the Rollover Shares prior to the Rollover Closing.

ARTICLE V
Miscellaneous

Section 5.1 Joint Liability.

(a)       Each Beneficial Owner shall cause its or his Relevant Supporting Shareholder(s) to perform its or his obligations under this Agreement, including without limitation, such Supporting Shareholder(s)’ obligations under Article I above.

(b)       Notwithstanding anything to the contrary, each Beneficial Owner and its or his Relevant Supporting Shareholder(s) shall be jointly and severally liable with each other with respect to all representations, warranties, covenants and agreements of such parties under this Agreement.

Section 5.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by electronic mail or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next business day if transmitted by international overnight courier, in each case to the respective parties at the address set forth on the signature pages hereto under each party’s name (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.2).

Section 5.3 Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the maximum extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

Section 5.4 Entire Agreement. This Agreement, the Interim Investors Agreement, the Equity Commitment Letters, the Limited Guarantees, Merger Agreement, and the agreements contemplated thereby, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Section 5.5 Specific Performance. Each of the parties hereto acknowledge and agree that the other parties would be irreparably injured by a breach of this Agreement by it and that money damages alone would not be an adequate remedy for any actual or threatened breach of this Agreement. Accordingly, each party shall be entitled to specific performance or injunctive or other equitable relief (without posting a bond or other security) to enforce or prevent any violations of any provision of this Agreement, in addition to all other rights and remedies available at law or in equity to such party, including the right to claim money damages for breach of any provision of this Agreement. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by a party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by a party.

Section 5.6 Amendments; Waivers. At any time prior to the Expiration Time, any provision of this Agreement may be amended or waived if, and only if such amendment or waiver is in writing and signed, (i) in the case of an amendment, subject to clause (ii), by the Beneficial Owners and Parent, (ii) in the case of an amendment of Section 3.2(b) or Section 5.9, by the Beneficial Owners, Parent and the Company, (iii) or in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by a party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 5.7 Governing Law; Jurisdiction.

(a)       This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the Laws of any jurisdiction other than the State of New York.

(b)       Any disputes, actions and proceedings against any party hereto or arising out of or in any way relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York, provided, however, that if such federal court does not have jurisdiction over such action, such action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action in the manner provided in Section 5.2 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby (a) submits to the exclusive jurisdiction of any of the above-named courts for the purpose of any action arising under the Laws of the State of New York out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and

(c)       obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 5.7, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the action in such court is brought in an inconvenient forum, (B) the venue of such action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 5.8 Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.9 Third Party Beneficiaries. There are no third party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto (and their respective successors, heirs and permitted assigns), any rights, remedies, obligations or liabilities, except as specifically set forth in this Agreement. For the avoidance of doubt, the covenant of the Beneficial Owners and the Supporting Shareholders set forth in Section 3.2(b) of this Agreement is made for the benefit of each of the Parent and the Company, each of which has an independent right to rely on and to enforce or prevent any violations of this covenant to the full extent permitted by law.

Section 5.10 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that Parent may assign this Agreement (in whole but not in part) in connection with a permitted assignment of the Merger Agreement by Parent, as applicable. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and, in the case of each Beneficial Owner, its or his estate, heirs, beneficiaries, personal representatives and executors.

Section 5.11 No Presumption Against Drafting Party. Each of the parties to this Agreement acknowledges that it has been represented by independent counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 5.12 Capacity. Notwithstanding anything to the contrary in this Agreement, (i) each of the Supporting Shareholder and the Beneficial Owner is entering into this Agreement, and agreeing to become bound hereby, solely in his or its capacity as a beneficial owner of Securities and not in any other capacity (including without limitation any capacity as a director or officer of the Company) and (ii) nothing in this Agreement shall obligate such Supporting Shareholder, Beneficial Owner or his or its Representatives to take, or forbear from taking, as a director or officer of the Company, any action which is inconsistent with his or its fiduciary duties under applicable Law.

Section 5.13 Counterparts. This Agreement may be executed in counterparts and all counterparts taken together shall constitute one document. E-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

Section 5.14 Interpretation. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. Words of any gender include each other gender and neuter genders and words using the singular or plural number also include the plural or singular number, respectively.

Section 5.15 Confidentiality. This Agreement shall be treated as confidential. This Agreement may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of the Parent, provided that the parties hereto may disclose the existence and content of this Agreement to the extent required by applicable Law, the applicable rules of any national securities exchange or in connection with any SEC filing relating to the Merger.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Champion Distance Education Investments Limited

By:	/s/ Zhengdong Zhu
Name: Zhengdong Zhu
Title: Director

Notice details:

Address: 18th Floor, Xueyuan International Tower
1 Zhichun Road,
Haidian District, Beijing 100083
People’s Republic of China
Attention: Zhengdong Zhu
Email: zzd@cdeledu.com

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

China Distance Education Holdings Limited (solely with respect to Section 5.6 and Section 5.9)

By:	/s/ Carol Yu
Name: Carol Yu
Title: Chair of the Special Committee

Notice details:

Address: 18th Floor, Xueyuan International Tower
1 Zhichun Road,
Haidian District, Beijing 100083
People’s Republic of China
Attention: Zhi Wang
Email: bsec@cdeledu.com

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Zhengdong Zhu

/s/ Zhengdong Zhu

Notice details:

Address: 18th Floor, Xueyuan International Tower
1 Zhichun Road,
Haidian District, Beijing 100083
People’s Republic of China
Email: zzd@cdeledu.com

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Champion Shine Trading Limited

By:	/s/ Zhengdong Zhu
Name: Zhengdong Zhu
Title: Sole Director

Notice details:

Address: 18th Floor, Xueyuan International Tower
1 Zhichun Road,
Haidian District, Beijing 100083
People’s Republic of China
Attention: Zhengdong Zhu
Email: zzd@cdeledu.com

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Baohong Yin

/s/ Baohong Yin

Notice details:

Address: 18th Floor, Xueyuan International Tower
1 Zhichun Road,
Haidian District, Beijing 100083
People’s Republic of China
Email: zzd@cdeledu.com

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Xiaoshu Chen

/s/ Xiaoshu Chen

Notice details:

Room 701, Building 5, No. 108 Taiping North Road, Xuanwu District, Nanjing, PRC
Email: xchen@seu.edu.cn

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Jetlong Investments Limited

By:	/s/ Xiaoshu Chen
Name: Xiaoshu Chen
Title: Director

Notice details:

Room 701, Building 5, No. 108 Taiping North Road, Xuanwu District, Nanjing, PRC
Email: xchen@seu.edu.cn

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Zhangxing Wang

/s/ Zhangxing Wang

Notice details:

42/F, World Trade Tower, No. 500 Guangdong Road,
Shanghai 200001
People’s Republic of China
Email: zx.wang@cityholdings.cn

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Qi Wang

/s/ Qi Wang

Notice details:

42/F, World Trade Tower, No. 500 Guangdong Road,
Shanghai 200001
People’s Republic of China
Email: qi.wang@cityholdings.cn

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Home Value Holding Co., Ltd.

By:	/s/ Zhangxing Wang
Name: Zhangxing Wang
Title: Director

Notice details:

42/F, World Trade Tower, No. 500 Guangdong
Road, Shanghai 200001
People’s Republic of China
Email: h.qian@cityholdings.cn

[Signature Page to Support Agreement]

SCHEDULE A
Rollover Shares

SCHEDULE B
Form of Deed of Adherence